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                                                                 Exhibit (m)(23)

                Amendment No. 2 to Supplemental Dealer Agreement

Pursuant to Section 15 of the Supplemental Dealer Agreement dated as of April 1, 2002 between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and One Group Dealer Services, Inc., One Group Mutual Funds, and Banc One Investment Advisors Corporation (collectively, "Fund Provider"), Attachment A thereto is hereby amended effective July 1, 2003 to include the following additional funds:

Name of Fund                            Class           Symbol           Cusip
--------------------------------------------------------------------------------
One Group Market Neutral Fund             A              OGNAX         68232Q802



The undersigned have each caused this Agreement to be executed in its corporate name by its duly authorized officer, as of the date set forth above.


--------------------------------------      ------------------------------------
MERRILL LYNCH, PIERCE, FENNER               ONE GROUP DEALER SERVICES, INC.
& SMITH INCORPORATED


By:  \s\ Patrick M. Cassidy                 By:   \s\ Michael V. Wible


Print Name  Patrick M. Cassidy              Print Name  Michael V. Wible


Title:  Director Alliance Management        Title:  Secretary


--------------------------------------      ------------------------------------
ONE GROUP MUTUAL FUNDS                      BANC ONE INVESTMENT ADVISORS
                                            CORPORATION

By:  \s\ Robert L. Young                    By:  \s\ Mark A. Beeson


Print Name  Robert L. Young                 Print Name  Mark A. Beeson


Title:  Treasurer                           Title:  Senior Managing Director